Exhibit 10.2

AMENDMENT NO. 1

TO

ESCROW AGREEMENT

This AMENDMENT NO. 1 TO ESCROW AGREEMENT (this "Amendment") is entered into as of December 15, 2009 by and among SMSA El Paso II Acquisition Corp, Inc., a Nevada corporation (the “Company”), Michael Campbell, an individual residing in Tustin, California (the “Escrowing Party”), Halter Financial Group, L.P., a Texas limited partnership (“HFG”), and Securities Transfer Corporation, with its principal offices located at 2591 Dallas Parkway, Suite 102, Frisco, TX 75034 (the “Escrow Agent”).

RECITALS:

WHEREAS, the Company, the Escrowing Party, HFG and the Escrow Agent entered into that certain Escrow Agreement, dated as of November 5, 2009 (the "Escrow Agreement");

WHEREAS, pursuant to Section 10.2 of the Escrow Agreement, the Company, the Escrowing Party, HFG and the Escrow Agent desire to amend the Escrow Agreement to extend the Payment Date from December 15, 2009 until January 31, 2010;

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, each intending to be legally bound, hereby agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Escrow Agreement.

2.           Amendment to Escrow Agreement.  The second recital of the Escrow Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, pursuant to the terms of that certain Advisory Agreement, dated as of November 5, 2009, and entered into by the Company and HFG, a copy of which is attached hereto as Exhibit “A”, the Company is obligated to pay to HFG the amount of $250,000 (the “Fee”) on or before January 31, 2010 (the “Payment Date”); and”

3.           Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Escrow Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Escrow Agreement, the terms "this Agreement", herein, hereinafter, hereunder, hereto and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Escrow Agreement as amended by this Amendment.

4.           Counterparts. This Amendment may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Amendment shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Escrow Agreement as of the date first written above.

ESCROW AGENT:

Securities Transfer Corporation

By:	/s/ Kevin B. Halter Jr.
Kevin B. Halter Jr., President

HFG:

Halter Financial Group, L.P.

By:	/s/ Timothy P. Halter
Timothy P. Halter, Chairman

COMPANY:

SMSA El Paso II Acquisition Corp.

By:	/s/ Michael Campbell
Michael Campbell, President

ESCROWING PARTY:

By:	/s/ Michael Campbell
Michael Campbell